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                                                                       Exhibit 5


               [LETTERHEAD OF KEATING MUETHING & KLEKAMP, P.L.L.]



MARK A. WEISS
Direct Dial: (513) 579-6599
Facsimile: (513) 579-6457
E-Mail: mweiss@kmklaw.com



                                January 28, 2003



Infinity Property and Casualty Corporation
2204 Lakeshore Drive
Birmingham, Alabama 35209


Ladies and Gentlemen:

     We have acted as counsel to Infinity Property and Casualty Corporation, an Ohio corporation (the "Corporation"), in connection with the Registration Statement on Form S-1 (File No. 333- 100459) (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act"), relating to an offering of shares of the Corporation's common stock, no par value per share (the "Common Stock"), by American Premier Underwriters, Inc., as selling shareholder. The shares of Common Stock, including any shares which may be sold upon exercise of the underwriters' over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) promulgated under the Securities Act for sale in the offering are referred to as the "Shares".

     We have, as counsel, examined such corporate records, certificates of public officials and officers of the Corporation and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of the Corporation. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representatives of the Corporation and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Corporation and the selling shareholder, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or


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written statements and representations of officers and other representatives of the Corporation and others.

     Based solely on the examination detailed above, we are of the opinion that:

     1. The Corporation is a duly organized and validly existing corporation under the laws of the State of Ohio; and


     2. After the filing of the Corporation's Amended and Restated Articles of Incorporation, to be effective prior to the offering of Common Stock, and after the effectiveness of the split of the outstanding Common Stock, as set forth in the Registration Statement, the Corporation will have taken all necessary and required corporate actions in connection with the proposed sale of the Shares, and the Shares, when delivered, will be validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of pre-emptive rights.


     We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Sincerely yours,

                                        KEATING, MUETHING & KLEKAMP, P.L.L.


                                        By: /s/ Mark A. Weiss
                                            ------------------------------------
                                            Mark A. Weiss